REVISED SCHEDULE C

TO THE ADMINISTRATION AGREEMENT

IDENTIFICATION OF SERIES

THIS SCHEDULE C, dated as of December 21, 2011, is revised Schedule C to that certain Administration Agreement dated as of June 17, 1999 between the parties set forth below.

ASTON FUNDS

ASTON/TCH Fixed Income Fund

ASTON/Fairpointe Mid Cap Fund

ASTON/Veredus Aggressive Growth Fund

ASTON/Veredus Select Growth Fund

ASTON/Montag & Caldwell Balanced Fund

ASTON/Montag & Caldwell Growth Fund

ASTON/TAMRO Diversified Equity Fund

ASTON/TAMRO Small Cap Fund

ASTON/Harrison Street Real Estate Fund

ASTON/Cornerstone Large Cap Value Fund

ASTON/River Road Dividend All Cap Value Fund

ASTON/River Road Small Cap Value Fund

ASTON/River Road Select Value Fund

ASTON/Neptune International Fund

ASTON/Montag & Caldwell Mid Cap Growth Fund

ASTON/Barings International Fund

ASTON/Cardinal Mid Cap Value Fund

ASTON Dynamic Allocation Fund

ASTON/M.D. Sass Enhanced Equity Fund

ASTON/Lake Partners LASSO Alternatives Fund

ASTON/Herndon Large Cap Value Fund

ASTON/Crosswind Small Cap Growth Fund

ASTON/River Road Independent Value Fund

ASTON/River Road Long-Short Fund

ASTON/DoubleLine Core Plus Fixed Income Fund

ASTON/Silvercrest Small Cap Fund

ASTON FUNDS		ASTON ASSET MANAGEMENT, LP

By:	/s/ Gerald F. Dillenburg	By:	/s/ Kenneth C. Anderson
Name:	Gerald F. Dillenburg	Name:	Kenneth C. Anderson
Title:	Senior Vice President and Secretary	Title:	President